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                                                                    Exhibit 99.1

                          BEACON CAPITAL PARTNERS, INC.
                               One Federal Street
                           Boston, Massachusetts 02110
                                 (617) 457-0400

Contact: Randy J. Parker                                   FOR IMMEDIATE RELEASE
Chief Financial Officer


             BEACON CAPITAL PARTNERS REPORTS SECOND QUARTER RESULTS
                    AND PROVIDES ESTIMATE OF NET ASSET VALUE

BOSTON, August 16, 2000 - Beacon Capital Partners, Inc. (BCP) today announced results for the second quarter and the first half ended June 30, 2000.

Funds from operations (FFO) in the second quarter totaled $4,527,000 or 22 cents per share, an increase of 1.1 percent compared with $4,476,000 or 21 cents per share in the second quarter of 1999. Revenues were $12,382,000, up 28.8 percent from $9,611,000. The weighted average number of common shares outstanding totaled 20,973,000 compared with 20,974,000 a year earlier.

First half FFO totaled $13,041,000 or 62 cents per share, an increase of 54.7 percent compared with FFO of $8,432,000 or 40 cents per share in the first half of 1999. Revenues amounted to $31,931,000 versus $19,056,000, an increase of
67.6 percent. The weighted average number of common shares outstanding in the six-month period totaled 20,973,000 compared with 20,974,000 a year earlier.

As of June 30, BCP's portfolio consisted of 2.7 million square feet of office and industrial space, comprising a total of 41 buildings. The portfolio was 91 percent leased. In addition, the Company had approximately 840,000 square feet of projects under development.

Highlights of the second quarter included:

* The Board of Directors declared a special dividend of $3.00 per share, payable June 28, 2000, to shareholders of record as of June 16, 2000. The dividend was a distribution of excess cash as a result of various property sales and re-financings.

* The Stock Repurchase Program was extended, and authorizes the repurchase of up to $30 million of the Company's common shares over the next six months. Under the initial program, which commenced January 28, 2000, the Company successfully purchased approximately 1.8 million shares of its common stock and various voting trust interests, or 8.4% of the common shares outstanding. The current program expires January 28, 2001.


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                           BEACON CAPITAL RESULTS (2)

* Sale of 215 First Street, Cambridge, MA, for $68.0 million. The 306,000 square foot property was part of The Athenaeum Portfolio, acquired in May 1998. After repayment of debt, the Company shared net proceeds of approximately $16 million with its joint venture partner.

* Sale of the 475,000 square foot Draper Building, Cambridge, MA, for $72.5 million. The purchaser was the property's sole tenant, The Charles Stark Draper Laboratory, Inc. After repayment of debt, the Company realized net proceeds from the sale of approximately $40 million.

* Acceleration of the development program at Technology Square to meet continuing strong demand in Cambridge, MA. The first building (175,000 square feet) is scheduled for completion in the spring of 2001, and is experiencing strong leasing activity. The timetable for the next two buildings has been accelerated, and construction is expected to begin by late August.

* The conversion of two warehouse buildings at Fort Point Place, Boston, MA, was substantially complete by the end of the second quarter, resulting in 120 new loft condominiums becoming available for occupancy. The residential market in Boston continues to be strong, and to date we have executed purchase and sale agreements for more than 50 units.

* The sale of 233 Fremont Street in San Francisco, CA to Charles Schwab & Co., Inc. for $146 million (plus remaining development costs) was executed by Beacon Capital Strategic Partners, L.P., the real estate limited partnership formed by BCP. A $70 million distribution was made to the Partners in June, of which Beacon Capital Partners received approximately $25 million. Because no equity capital had been drawn since the closing of the fund, Beacon Capital Partners as General Partner, was entitled to a 20% "promote" in addition to its 20% pro-rata share of the proceeds.

* Juniper Networks, Inc. took occupancy of the first phase (144,000 square feet) of the Mathilda Research Centre, Sunnyvale, CA, on June 1, 2000. The second phase (123,000 square feet), which will also be occupied by Juniper Networks, is scheduled to be completed by April, 2001.

* Leasing activity is strong at Millennium Tower, currently under development in Seattle, WA. Leases that have been executed or that are pending represent over 50% of the 180,000 square feet of office space available. Tenants include a major financial services firm and a Seattle-based law firm. Occupancy is scheduled for the first quarter of 2001.


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                           BEACON CAPITAL RESULTS (3)

* CO Space, Inc., a company in which BCP and its affiliates held an 18.2 percent interest, was purchased by InterNAP Network Services Corp. (Nasdaq:INAP) in a stock transaction valued at approximately $248 million. BCP originally invested an aggregate of approximately $8 million in CO Space in November 1999. On June 20, 2000, the effective date of the acquisition, the CO Space investment was converted to restricted common stock in InterNAP, Inc. valued at approximately $45 million. The stock is held in a voting trust subject to certain restrictions.

* The Company held its Annual Meeting on May 10, 2000. All matters contained in the Proxy received approval by the Company's shareholders, including ratification of the revised long-term incentive compensation plan.




                           ESTIMATE OF NET ASSET VALUE

As noted in our recent Proxy Statement (distributed on April 10, 2000), the Company intends to provide, at least annually, an estimate of net asset value per share for Beacon Capital Partners. As of June 30, 2000 the Company estimates that the value of Beacon Capital Partners is approximately $18.00 - $20.00 per share. This value excludes the three voting trusts that have been established to hold the investments in Wyndham, Cypress Communications, and CO Space. In addition, this valuation does not include the $3.00 special dividend (distributed 6/28/00) that resulted from various property sales and re-financings. The methodology used in valuing real estate assets attempts to determine the current market value for properties. This value also does not reflect any payment that may be due to management under the long-term incentive plan.

The Company is not likely to provide regular updated information regarding this estimate, although it will endeavor to update this information at least annually. Therefore, the Company's stockholders should not rely on the continued accuracy of this estimate. There are many factors that the Company considered in making this good faith determination of its per share net asset value, any of which could change materially at any time. In addition, this estimate is by its nature only a prediction of value. There is no assurance that the Company can realize this value in connection with an orderly liquidation of the Company's assets.

Beacon Capital Partners, Inc. is a real estate investment company that was formed in January 1998 by Alan M. Leventhal, Chairman and CEO and Lionel P. Fortin, President and COO. The company is based in Boston, Massachusetts, with a regional office in Los Angeles.


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                                     (more)
                           BEACON CAPITAL RESULTS (4)

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the Federal securities law. Although Beacon Capital Partners, Inc. believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company can give no assurance that its expectations will be achieved. Factors that could cause actual results to differ materially from current expectations include general economic conditions, local real estate conditions, timely release of occupied square footage upon expiration, interest rates, availability of equity and debt financing and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.


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                          BEACON CAPITAL PARTNERS, INC.

                           CONSOLIDATED BALANCE SHEETS
              (Dollars in thousands, except for per share amounts)


                                                                 JUNE 30, 2000          DECEMBER 31, 1999
                                                                 -------------          -----------------
                                                                  (Unaudited)
ASSETS
Real Estate:
     Land                                                       $        35,257         $        52,182
     Buildings, improvements and equipment                              224,440                 216,967
                                                                ---------------         ---------------
                                                                        259,697                 269,149
     Less accumulated depreciation                                        8,666                   7,025
                                                                ---------------         ---------------
                                                                        251,031                 262,124

Deferred financing and leasing costs, net of accumulated
     amortization of $759 and $434, respectively                          2,885                   3,085
Cash and cash equivalents                                                83,482                  76,927
Restricted cash                                                             611                   1,203
Accounts receivable, net                                                  4,423                   3,393
Deferred rent receivable                                                  1,550                     783
Other assets                                                                503                   1,905
Investments in partnership, joint ventures and corporations              98,110                 163,677
                                                                ---------------         ---------------

         Total assets                                           $       442,595         $       513,097
                                                                ===============         ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
     Mortgage notes payable                                     $        31,019         $        31,172
     Note payable - interim financing                                    97,830                 122,500
     Accounts payable and accrued expenses                               14,689                  15,209
                                                                ---------------         ---------------
         Total liabilities                                              143,538                 168,881
                                                                ---------------         ---------------

Commitments and contingencies                                                --                      --

Minority interest in consolidated partnership                            38,199                  43,639
                                                                ---------------         ---------------

Stockholders' equity:
     Preferred stock; $.01 par value, 200,000,000 shares
         authorized, none issued or outstanding                              --                      --
     Excess stock; $.01 par value, 250,000,000 shares
         authorized, none issued or outstanding                              --                      --
     Common stock; $.01 par value, 500,000,000 shares
         authorized, 20,972,592 and 20,973,932 shares
         issued and outstanding, respectively                               210                     210
     Additional paid-in capital                                         389,502                 389,520
     Cumulative net income                                               68,581                  12,019
     Cumulative dividends                                              (197,435)               (101,172)
                                                                ---------------         ---------------
         Total stockholders' equity                                     260,858                 300,577
                                                                ---------------         ---------------

         Total liabilities and stockholders' equity             $       442,595         $       513,097
                                                                ===============         ===============



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                          BEACON CAPITAL PARTNERS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
                                   (Unaudited)


                                                                 Three Months Ended June 30,            Six Months Ended June 30,
                                                                   2000               1999               2000               1999
                                                             ----------------- -----------------  --------------- ---------------
Revenues:

    Rental income                                                   $   8,524         $   4,715        $  16,940       $   9,877
    Reimbursement of operating expenses and real
      estate taxes                                                        374               788              690           1,591
    Equity in earnings of partnership and joint ventures                1,120             1,147            3,972           2,401
    Interest and dividend income                                        2,039             2,799            3,334           4,784
    Other income                                                          325               162            6,995             403
                                                             ----------------- -----------------  --------------- ---------------
      Total revenues                                                   12,382             9,611           31,931          19,056
                                                             ----------------- -----------------  --------------- ---------------
Expenses:
    Property operating                                                  2,510             1,388            4,764           2,747
    Real estate taxes                                                   1,190             1,236            2,439           2,299
    General and administrative                                          2,837             2,341            5,764           4,923
    Affiliate formation expenses                                            -                 -            2,054               -
    Interest expense                                                      844                25            2,484             467
    Depreciation and amortization                                       1,936             1,192            3,801           2,316
                                                             ----------------- -----------------  --------------- ---------------
      Total expenses                                                    9,317             6,182           21,306          12,752
                                                             ----------------- -----------------  --------------- ---------------
Income before gains on sales of real estate, minority
    interest and extraordinary items                                    3,065             3,429           10,625           6,304
Gains on sales of real estate                                          58,537                 -           58,537               -
                                                             ----------------- -----------------  --------------- ---------------

Income before minority interest and extraordinary items                61,602             3,429           69,162           6,304
Minority interest in consolidated partnership                          (7,149)             (398)          (8,026)           (732)
                                                             ----------------- -----------------  --------------- ---------------
Income before extraordinary items                                      54,453             3,031           61,136           5,572
Extraordinary items, net of minority interest                          (4,562)                -           (4,574)              -
                                                             ----------------- -----------------  --------------- ---------------

    Net income                                                      $  49,891         $   3,031        $  56,562       $   5,572
                                                             ================= =================  =============== ===============

Income before extraordinary items per common share
    basic and diluted                                                $   2.60          $   0.14         $   2.92        $   0.27
Extraordinary items per common share - basic and
    diluted                                                             (0.22)                -            (0.22)              -
                                                             ----------------- -----------------  --------------- ---------------
    Net income per common share - basic and diluted                  $   2.38          $   0.14         $   2.70        $   0.27
                                                             ================= =================  =============== ===============
Weighted average number of common shares
    outstanding (in thousands)                                         20,973            20,974           20,973          20,974
                                                             ================= =================  =============== ===============

FFO CALCULATION
Income before gains on sales of real estate, minority
    interest and extraordinary items                                $   3,065         $   3,429        $  10,625       $   6,304
Add real estate related depreciation and amortization:
    Consolidated entities                                               1,532             1,116            3,051           2,203
    Joint venture entities                                                524               518            1,076           1,031
                                                             ----------------- -----------------  --------------- ---------------
Funds from operations before minority interest                          5,121             5,063           14,752           9,538
Company share of consolidated partnership                               88.39%            88.40%           88.40%          88.40%
                                                             ----------------- -----------------  --------------- ---------------
Company funds from operations                                       $   4,527         $   4,476        $  13,041       $   8,432
                                                             ----------------- -----------------  --------------- ---------------
Funds from operations per common share                               $   0.22          $   0.21         $   0.62       $    0.40
                                                             ================= =================  =============== ===============


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